Exhibit 99.1

MoSys, Inc. Reports Fourth Quarter and 2010 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--February 3, 2011--MoSys, Inc., (NASDAQ: MOSY), a leading architect of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

Fourth Quarter and Year 2010 Highlights

  Full year 2010 revenue increased 36 percent to $15.6 million from $11.5 million in 2009;
  Fourth quarter 2010 revenue increased 12 percent over the prior year period to $4.0 million;
  Raised $20.0 million in equity capital, ending the year with total cash and investments of $37.5 million;
  Launched Bandwidth Engine® family of integrated circuits (ICs) in February 2010 and shipped first samples in December 2010;
  Introduced the GigaChip™ Interface, an open, CEI-11 compatible interface that enables highly efficient serial chip-to-chip communications in high-speed networking systems; and
  Established the GigaChip Alliance, an ecosystem of companies supporting the GigaChip Interface, with initial members including Altera, NetLogic Microsystems and Xilinx.

Management Commentary

“MoSys made significant progress towards expanding our business and future growth opportunities in 2010. Further, total revenues increased 36 percent, driven by growth in both license and royalty. These increased revenues were more than offset as we invested heavily in the development of our new Bandwidth Engine family of ICs,” commented Len Perham, President and CEO of MoSys. “At the end of the year we strengthened our balance sheet by completing a direct equity financing of approximately $20 million, which will be used for general corporate purposes, including working capital and the further development of our Bandwidth Engine family of ICs.

“We announced our Bandwidth Engine family of ICs in February and shipped the first samples in December. This remarkable accomplishment was made possible by the extreme dedication and extraordinary efforts of our excellent team coupled with great support from our partners. The high level of interest being generated by potential customers is particularly gratifying.”

Mr. Perham concluded, “Looking out over 2011, we anticipate increasing demand for Bandwidth Engine IC samples, both in the form of reference board pairs and stand alone components as we compete to win design-in runoffs at several potential customers. We also anticipate completing the definition and initiating the design of our second generation IC family aimed squarely at the bandwidth and access requirements of next generation networking equipment. Additionally, there will be an intensified level of activity around our IP business. In 2011, IP will be our primary source of sales, and we intend to support that business with the resources required to achieve maximum revenue contribution. Overall, our efforts will be focused on driving MoSys to become an IP-rich, fabless semiconductor company.”

Fourth Quarter Results

Total net revenue for the fourth quarter of 2010 was $4.0 million, compared with $3.8 million reported in the third quarter of 2010 and $3.5 million in the fourth quarter of 2009. Fourth quarter revenue was driven by increased royalties from licensees in the gaming and networking markets.

Fourth quarter 2010 total revenue included licensing revenue of $1.4 million, compared with $1.5 million for the previous quarter and $1.3 million for the fourth quarter of 2009. Fourth quarter royalty revenue was $2.6 million, compared with $2.3 million in the previous quarter and $2.2 million for the fourth quarter of 2009.

Gross margin for the fourth quarter of 2010 was 81 percent, compared with 81 percent for the third quarter of 2010 and 80 percent for the fourth quarter of 2009.

Total operating expenses on a GAAP basis for the fourth quarter of 2010 were $8.9 million, compared with $9.2 million in the previous quarter and $8.2 million for the fourth quarter of 2009. Fourth quarter 2010 operating expenses included $0.7 million of amortization of intangible assets and $1.0 million of stock-based compensation expense.

GAAP net loss for the fourth quarter of 2010 was $5.7 million, or ($0.17) per share, compared with a net loss of $6.2 million, or ($0.19) per share, for the previous quarter and a net loss of $4.9 million, or ($0.16) per share, for the fourth quarter of 2009. The non-GAAP net loss for the fourth quarter of 2010 was $4.0 million, or ($0.12) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the fourth quarter 2010 were computed using approximately 33.1 million shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and investments totaled $37.5 million as of December 31, 2010, which included approximately $20 million in proceeds from the Company’s December 2010 registered direct equity financing. The Company conducted the financing without the services of a placement agent or underwriter and issued approximately 5.0 million shares of common stock from its existing shelf registration statement.

Full Year 2010 Results

Total revenue for 2010 was $15.6 million, compared with $11.5 million for fiscal 2009. Net loss for the year was $23.1 million, or ($0.72) per share, compared with a net loss of $19.1 million, or ($0.61) per share, in 2009. The non-GAAP net loss for 2010 was $15.8 million, or ($0.49) per share, excluding stock-based compensation charges of $3.3 million, acquisition-related charges totaling $1.2 million and approximately $2.8 million in intangible asset amortization charges. Non-GAAP net loss for 2009 was $12.5 million, or ($0.40) per share, excluding a restructuring charge of $0.7 million, stock-based compensation charges of $3.1 million, acquisition-related charges totaling $1.4 million and approximately $1.5 million in intangible asset amortization charges. Earnings per share for the full year 2010 were computed using approximately 31.9 million shares on a GAAP and non-GAAP basis.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the fourth quarter and full year 2010 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-798-2884 in the U.S. (1-617-614-6207) outside of the U.S.), and entering the pass code 82811589 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 92811342.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of restructurings, stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 3, 2011, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  anticipated costs and technological risks of developing and bringing ICs to market;
  willingness of our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems. MoSys’ Bandwidth Engine® family of ICs combines the company’s patented 1T-SRAM® high-density memory with its high-speed interface technology. A key element of Bandwidth Engine technology is the GigaChip™ Interface, an open, short-reach, low-power serial interface developed by MoSys to enable highly efficient, high-bandwidth, low-latency performance not achievable using currently available serial protocols. MoSys' IP portfolio includes silicon proven SerDes and DDR3 PHYs that support a wide range of data rates across a variety of standards and 1T-SRAM memory cores that provide a combination of high-density, low power consumption, high-speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys is headquartered in Santa Clara, California. More information is available on MoSys' website at http://www.mosys.com.

MoSys, 1T-SRAM and 1T-Flash are registered trademarks of MoSys, Inc. The MoSys logo, Bandwidth Engine and GigaChip are trademarks of MoSys, Inc. All other marks mentioned herein are the intellectual property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net Revenue
Licensing	$1,408	$1,314	$6,468	$3,476
Royalty	2,560	2,229	9,095	7,982
Total net revenue	3,968	3,543	15,563	11,458

Cost of Net Revenue
Licensing	768	720	2,826	1,993
Total cost of net revenue	768	720	2,826	1,993

Gross Profit	3,200	2,823	12,737	9,465

Operating Expenses
Research and development	6,078	5,148	24,692	18,145
Selling, general and administrative	2,850	2,521	10,051	9,207
Acquisition-related costs	-	488	1,182	1,410
Restructuring charges	-	-	-	706
Total operating expenses	8,928	8,157	35,925	29,468

Loss from operations	(5,728)	(5,334)	(23,188)	(20,003)

Other income (expense), net	(23)	251	177	744
Loss before income taxes	(5,751)	(5,083)	(23,011)	(19,259)

Benefit (provision) for income taxes	40	191	(51)	155

Net loss	$(5,711)	$(4,892)	$(23,062)	$(19,104)

Net loss per share
Basic and diluted	($0.17)	($0.16)	($0.72)	($0.61)

Shares used in computing net loss per share
Basic and diluted	33,130	31,219	31,870	31,238

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31,	December 31,
	2010	2009 (1)

Assets
Current assets:
Cash, cash equivalents and investments	$29,351	$31,338
Accounts receivable, net	1,079	739
Unbilled contract receivables	202	1,022
Prepaid expenses and other assets	3,377	3,235
Total current assets	34,009	36,334

Long-term investments	8,193	9,098
Property and equipment, net	2,160	1,561
Goodwill	23,134	22,787
Intangible assets, net	6,238	4,616
Other assets	232	1,147
Total assets	$73,966	$75,543

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$839	$514
Accrued expenses and other liabilities	2,623	1,862
Accrued acquisition-related costs	1,500	5,659
Deferred revenue	1,801	2,671
Total current liabilities	6,763	10,706

Long-term liabilities	146	136

Stockholders' equity	67,057	64,701

Total liabilities and stockholders’ equity	$73,966	$75,543

(1) Financial statement has been retroactively adjusted to reflect a decrease in the fair value of the contractual obligations assumed as part of the acquisition of Prism Circuits, Inc.

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP net loss	$(5,711)	$(4,892)	$(23,062)	$(19,104)
Stock-based compensation expense
- Cost of net revenue	63	94	309	250
- Research and development	429	320	1,524	1,153
- Selling, general and administrative	510	532	1,465	1,651
Total stock-based compensation expense	1,002	946	3,298	3,054

Restructuring charges (1)	-	-	-	706
Amortization of intangible assets (2)	671	643	2,818	1,463
Acquisition-related contingent compensation charges (3)	-	488	987	1,110
Acquisition-related transaction costs (4)	-	-	195	300

Non-GAAP net loss	$(4,038)	$(2,815)	$(15,764)	$(12,471)

GAAP net loss per share	($0.17)	($0.16)	($0.72)	($0.61)
Reconciling items
- Stock-based compensation expense	0.03	0.03	0.10	0.10
- Restructuring charges (1)	-	-	-	0.02
- Amortization of intangible assets (2)	0.02	0.02	0.09	0.05
- Acquisition-related contingent compensation charges (3)	-	0.02	0.03	0.03
- Acquisition-related transaction costs (4)	-	-	0.01	0.01

Non-GAAP net loss per share: Basic and diluted	($0.12)	($0.09)	($0.49)	($0.40)

Shares used in computing non-GAAP net loss per share
Basic and diluted	33,130	31,219	31,870	31,238

(1) Charges related to the exit of the analog/mixed-signal product lines, closure of the Korea office and lease contract termination costs.

(2) Non-cash charges for amortization of intangibles arising from acquired assets.

(3) Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development (R&D) and selling, general and administrative (SG&A) expenses for the twelve months ended December 31, 2010 are $842,000 and $145,000, respectively. Amounts for the three and twelve months ended December 31, 2009 are included in R&D expenses.

(4) Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010 and Prism Circuits, Inc. in June 2009. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com